As filed with the Securities and Exchange Commission on July 3, 2001
                                                  Registration No.  333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                           MPOWER HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                                52-2232143
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550

  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

        Amended and Restated Mpower Holding Corporation Stock Option Plan
                Primary Network Holdings, Inc. Stock Option Plan

                            (Full title of the plans)

                           Russell I. Zuckerman, Esq.
                                175 Sully's Trail
                            Pittsford, New York 14534
                                 (716) 218-6550

            (Name, address and telephone number of agent for service)

                            -------------------------


------------------------------------------------------------------------------------------------------------------------------
  Title of securities          Amount to be           Proposed maximum          Proposed maximum             Amount of
    to be registered          registered (1)         offering price per     aggregate offering price     registration fee
                                                            share
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value          1,429,387               $  1.00(2)             $  1,429,387                 $  357.35
$.001 per share                  5,380,022               $ 14.15(3)             $ 28,057,754.16              $1,524.12(4)
                                 4,547,448               $ 6.17 (3)             $280,577,754.16              $7,014.44
                                 ---------                                      ---------------              ---------
                                11,356,857                                      $105,614,452.46              $8,895.91
------------------------------------------------------------------------------------------------------------------------------







                       Title page continued on next page.

(1) Represents an aggregate of 11,320,901 shares of Common Stock, par value $.001 per share (the "Common Stock") of Mpower Holding Corporation (the "Registrant") available for issuance under the Amended and Restated Mpower Holding Corporation Stock Option Plan (the "Holding Stock Plan") and 35,956 shares of Common Stock available for issuance under the Primary Network Holdings, Inc. Stock Option Plan (together with the Holding Stock Plan, the "Plans"). In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Of the 11,356,857 aggregate number of shares being registered, a total of 5,380,022 shares were previously registered by Registration Statements on Form S-8, filed July 30, 1998 (File No. 333-60141), September 10, 1999 (File No.
        333-86865) and June 29, 2000 (File No. 333-40458) (the "Previous
        Registration Statements") filed by MGC Communications, Inc., a predecessor to the Registrant.

(2) Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 1,429,387 shares of Common Stock are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of the of the Common Stock on the Nasdaq National Market on July 2, 2001.

(3) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 9,927,470 shares of Common Stock subject to currently outstanding options are based on the per share weighted average exercise price of the stock options.

(4) Pursuant to Rule 457(p), the aggregate amount of the registration fee to be paid is offset by $17,507.71, representing the amount of the filing fees associated with 5,380,022 Shares of unsold Common Stock previously paid in connection with the filing of the Previous Registration Statements.





                                  Page 1 of 34

                        Exhibit Index Appears on Page 11

Description of the Transaction

                  This Registration Statement is being filed in connection with a corporate restructuring (the "Reorganzation") of Mpower Communications Corp., a Nevada corporation ("Mpower Communications"), into a holding company organizational structure.

                  On May 24, 2001, the stockholders of Mpower Communications at the 2001 Annual Meeting of Stockholders approved the Reorganization. The Reorganization was implemented in accordance with Nevada Revised Statutes and Delaware General Corporation Law (the "DGCL"), by the merger (the "Merger") of Mpower Merger Company, Inc., a Delaware corporation and a newly-formed subsidiary of the Registrant, with and into Mpower Communications, the surviving corporation. As a result of the Merger, the Registrant is the sole shareholder of Mpower Communications. In the Merger, which was consummated on June 28, 2001, each share of Mpower Communications common stock, par value $0.001 (the "Mpower Communications Common Stock") was converted into a share of Common Stock. Accordingly, each share of Mpower Communications Common Stock offered under the Plans (including shares underlying outstanding options) was converted into a share of Common Stock. In approving the Reorganization, the stockholders of Mpower Communications approved the amendments to the Plans by the Registrant.



                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*
















------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference and made part of this Registration Statement:

                  (1) The Registrant: The following documents, which have heretofore been filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference herein and shall be deemed to be part hereof:

                           (a) Registration Statement on Form S-4 filed April
                  13, 2001 and Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-56746);

                           (b) Description of the Registrant's Common Stock as
                  set forth in the Registrant's Registration Statement on Form S-4 (Registration No. 333-56746) filed under the Securities Act, including any amendment or report filed for the purposes of updating any such description.

                  (2) Mpower Communications: The following documents, which have heretofore been filed by Mpower Communications with the Commission pursuant to the Exchange Act, are incorporated by reference herein and shall be deemed to be a part hereof:

                           (a) Annual Report on Form 10-K for the fiscal year
                  ended December 31, 2000;

                           (b) Quarterly Report on Form 10-Q for the fiscal
                  quarter ended March 31, 2001 and Current Reports on Form 8-K filed January 31, 2001, April 12, 2001 and April 24, 2001, May 18, 2001 and June 28, 2001.

                           (c) The financial statements of CDM On-Line, Inc. at
                  December 31, 1997, December 31, 1998, and May 31, 1999, and for each of the two years in the period ended December 31, 1998, and for the period January 1, 1999 to May 31, 1999, as well as the consolidated financial statements of Primary Network Holdings, Inc., at September 30, 1999, and for the period June 1, 1999 to September 30, 1999, appearing in Amendment No. 1 to Mpower Communications' and the Registrant's registration statement on Form S-4 dated July 25, 2000 (Registration Nos. 333-39884 and 333-39884-01).

                  In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  The articles of incorporation of Holding provide that Holding shall indemnify any director or officer for any liability and legal expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him arising out of his status or actions as a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Holding and had no reasonable cause to believe his conduct was unlawful.

                  The by-laws of Holding state that, except as otherwise provided in the Holding by-laws, Holding shall indemnify any officer or director in the event he is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of Holding and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Holding by-laws further state that Holding shall not indemnify any officer or director in connection with a proceeding in which such officer or director was adjudged liable to Holding, unless and only to the extent the court in which the proceeding was brought or other court of competent jurisdiction determines that the officer or director is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

                  Holding's by-laws further provide that Holding shall not indemnify any officer or director unless a separate determination has been made that indemnification of such officer or director is permissible because he has met the standard of conduct set forth in the Holding by-laws, unless ordered by a court or advanced pursuant to the section of the Holding by-laws concerning advancement of expenses; provided, however, that regardless of the result or absence of such determination, to the extent that such officer or director has been successful on the merits or otherwise, in the defense to a proceeding by or in right of Holding to which he was a party, Holding shall indemnify such officer or director against any liability incurred by him in connection with such proceeding.

                  The determination required to be made by the Holding by-laws shall be made, at the election of the board of directors of Holding:

                           1. by the board of directors of Holding by majority
                  vote of directors not at the time parties to the proceeding, even if less than a quorum;

                           2. by a committee of disinterested directors
                  designated by a majority vote of the disinterested directors, even if less than a quorum;

                           3. by independent legal counsel if there are no
                  disinterested directors; or

                           4. by the shareholders of Holding, provided that
                  shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

                  The Holding by-laws further provide that Holding shall pay for or reimburse the reasonable expenses incurred by an officer or director as a party to a proceeding in advance of final disposition of the proceeding if the officer or director furnishes to Holding a written undertaking to repay any advances if it is ultimately determined that he is not entitled to any indemnification under the Holding by-laws or otherwise.

                  The Holding by-laws also provide that the rights of an officer or director to indemnification set forth in the Holding by-laws shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such officer or director may be entitled to under Delaware law.

                  Both the Holding certificate of incorporation and by-laws provide that it is the intention of Holding to provide the indemnification of officers and directors to the fullest extent provided by Delaware law.

                  With certain limitations, Section 145(a) of the DGCL permits a corporation to indemnify a director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The Holding certificate of incorporation provides that the personal liability of all directors and officers of Holding to any person shall be eliminated or limited to the maximum extent allowed by Delaware law except that directors and officers shall be liable for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of DGCL.

                  As permitted by Section 145(g) of the DGCL, Holding maintains liability insurance covering directors and officers.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  See Exhibit Index.


Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsford, State of New York, on this 3rd day of July, 2001.

                                  MPOWER HOLDING CORPORATION

                                  By: /s/ Rolla P. Huff
                                      ------------------------------------------
                                      Rolla P. Huff
                                      President and Chief Executive Officer and
                                      Director


                                POWER OF ATTORNEY

                  The undersigned Directors and Officers of Mpower Holding Corporation hereby constitute and appoint Rolla P. Huff, Michael R. Daley, and Russell I. Zuckerman as true and lawful attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or under any related registration statement or any amendment hereto or thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 3rd day of July, 2001.



         SIGNATURE                                        TITLE
         ---------                                        ------


/s/ Maurice J. Gallagher, Jr.                 Chairman of the Board of Directors
--------------------------------
Maurice J. Gallagher, Jr.


/s/ Rolla P. Huff                             Chief Executive Officer, President
--------------------------------              and Director (Principal Executive
Rolla P. Huff                                 Officer)


--------------------------------              Director
Timothy P. Flynn

--------------------------------              Director
David Kronfeld

/s/ Mark J. Masiello
--------------------------------              Director
Mark J. Masiello

/s/ Thomas Neustaetter
--------------------------------              Director
Thomas Neustaetter

/s/ Mark Pelson
--------------------------------              Director
Mark Pelson

/s/ Michael R. Daley
--------------------------------              Executive Vice President and Chief
Michael R. Daley                              Financial Officer (Principal
                                              Financial Officer and Principal
                                              Accounting Officer)

/s/ Russell I. Zuckerman
--------------------------------              Senior Vice President-General
Russell I. Zuckerman                          Counsel and Secretary

                                  Exhibit Index

Exhibit No.       Description of Document

*4.1              Amended and Restated Mpower Holding Corporation Stock Option
                  Plan

*4.2              Primary Network Holdings, Inc. Stock Option Plan

*4.3              Amendment No. 1 to the Primary Network Holdings, Inc. Stock
                  Option Plan

*5.1 Opinion and Consent of Shearman & Sterling as to the legality of the securities being registered.

*23.1             Consent of Arthur Andersen LLP.

*23.2             Consent of Ernst & Young LLP.

23.3              Consent of Shearman & Sterling (contained in opinion filed as
                  Exhibit 5.1).

24 Powers of Attorney (contained in the signature page of Registration Statement).


------------------
*    Filed herewith.